UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 8, 2015

Adaiah Distribution Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-192895	90-1020141
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Poruka iela 3 Madona LV-4801 Latvia
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (775) 375-5240

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01

On January 8, 2015 the Company closed its offering of shares of common stock pursuant to a Registration Statement on Form S-1 as filed with the Securities and Exchange Commission and declared effective on November 3, 2014.  The Company sold 1,000,000 shares of common stock at $0.04 per share for proceeds of $40,000.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Adaiah Distribution Inc. (Registrant)

Date: January 9, 2015	By	/s/ Nikolay Titov
Nikolay Titov
Chief Executive Officer Chief Financial Officer